Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-155101) of Sunstone Hotel Investors, Inc.,

(2)	Registration Statement (Form S-8 No. 333-170365) pertaining to the securities to be offered to employees under the Long Term Incentive Plan of Sunstone Hotel Investors, Inc.,

(3)	Registration Statement (Form S-8 No. 333-155098) pertaining to the securities to be offered to employees under the Long Term Incentive Plan of Sunstone Hotel Investors, Inc., and

(4)	Registration Statement (Form S-8 No. 333-122088) pertaining to the securities to be offered to employees under the Long Term Incentive Plan of Sunstone Hotel Investors, Inc.;

of our report dated February 23, 2010 (except for the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Cash Flows, Notes 1, 2, 3, 4, 8, 9, the deletion of prior Note 14, Segment Reporting, and renumbered Notes 14, 15, 16, 17 and Schedule III: Real Estate and Accumulated Depreciation, as to which date is January 14, 2011), with respect to the consolidated financial statements and schedules of Sunstone Hotel Investors, Inc. included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP

Irvine, California

January 14, 2011